Retail Opportunity Investments Corp.     TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Monday, October 28, 2019

Retail Opportunity Investments Corp. Reports
2019 Third Quarter Results

San Diego, CA, October 28, 2019 – Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2019.

HIGHLIGHTS

▪ $17.9 million of net income attributable to common stockholders ($0.16 per diluted share)
▪ $33.4 million of Funds From Operations (FFO)(1) ($0.27 per diluted share)
▪ 97.7% portfolio lease rate at September 30, 2019 (21st consecutive quarter at or above 97%)
▪ 35.7% increase in same-space comparative cash rents on new leases (8.7% on renewals)
▪ 3.0% increase in same-center cash net operating income (3Q‘19 vs. 3Q‘18)
▪ 3.6% increase in same-center cash net operating income (first 9 months ‘19 vs. ‘18)
▪ $30.0 million property disposition ($60.5 million of property dispositions YTD)
▪ $19.2 million of common equity raised through ATM program ($25.9 million YTD)
▪ $59.1 million debt reduction (9/30/19 vs. 6/30/19)
▪ $0.1970 per share quarterly cash dividend paid
▪2019 FFO guidance range updated ($1.10 - $1.12 per diluted share)
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the third quarter, we again achieved strong property operations and leasing results. We posted our 31st consecutive quarter of increasing same-center cash NOI and same-space releasing cash rents. Additionally, for the 21st consecutive quarter, we achieved a portfolio lease rate at or above 97%.” Tanz added, “Along with continuing to post strong portfolio operating metrics, we are also working to strengthen our portfolio and financial position. Year to date, we have raised approximately $86 million of capital through disposing of certain non-core properties and selectively issuing shares through our ATM program. These efforts are aimed at enhancing the long-term intrinsic value of our portfolio and positioning the company for future growth.”

FINANCIAL SUMMARY
For the three months ended September 30, 2019, GAAP net income attributable to common stockholders was $17.9 million, or $0.16 per diluted share, as compared to GAAP net income attributable to common stockholders of $14.2 million, or $0.12 per diluted share, for the three months ended September 30, 2018. For the nine months ended September 30, 2019, GAAP net income attributable to common stockholders was $38.7 million, or $0.34 per diluted share, as compared to GAAP net income attributable to common stockholders of $32.2 million, or $0.28 per diluted share, for the nine months ended September 30, 2018.

FFO for the third quarter of 2019 was $33.4 million, or $0.27 per diluted share, as compared to $35.1 million in FFO, or $0.28 per diluted share for the third quarter of 2018. FFO for the first nine months of 2019 was $102.7 million, or $0.82 per diluted share, as compared to $105.6 million in FFO, or $0.85 per diluted share for the first nine months of 2018. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At September 30, 2019, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.4 billion of principal debt outstanding, equating to a 38.4% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $86.3 million of mortgage debt and approximately $1.3 billion of unsecured debt, including $92.0 million outstanding on its unsecured credit facility at September 30, 2019. For the third quarter of 2019, ROIC’s interest coverage was 3.2 times and 94.5% of its portfolio was unencumbered (based on gross leasable area) at September 30, 2019.
DISPOSITION SUMMARY
During the third quarter of 2019, ROIC sold Morada Ranch Shopping Center, located in Stockton, California, for $30.0 million. Year to date in 2019, ROIC has sold three properties totaling $60.5 million. Additionally, ROIC currently has an agreement to sell one property for approximately $13 million, subject to completion of customary due diligence and other closing conditions.
PROPERTY OPERATIONS SUMMARY
At September 30, 2019, ROIC’s portfolio was 97.7% leased. For the third quarter of 2019, same-center net operating income (NOI) was $48.7 million, as compared to $47.3 million in same-center NOI for the third quarter of 2018, representing a 3.0% increase. For the first nine months of 2019, same-center NOI increased 3.6% as compared to same-center NOI for the first nine months of 2018. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

During the third quarter of 2019, ROIC executed 96 leases, totaling 375,974 square feet, including 38 new leases, totaling 125,586 square feet, achieving a 35.7% increase in same-space comparative base rent, and 58 renewed leases, totaling 250,388 square feet, achieving an 8.7% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CAPITAL MARKETS SUMMARY
Year to date in 2019, ROIC has issued approximately 1.4 million shares of common stock through its ATM program, raising $25.9 million, including $19.2 million raised during the third quarter of 2019 and $6.7 million raised to date in the fourth quarter of 2019.
CASH DIVIDEND
On September 26, 2019, ROIC distributed a $0.1970 per share cash dividend. On October 28, 2019, ROIC’s board of directors declared a cash dividend of $0.1970 per share, payable on December 30, 2019 to stockholders of record on December 16, 2019.

2019 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2019 will be within the range of $1.10 to $1.12 per diluted share, and net income will be within the range of $0.44 to $0.45 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	Year Ended December 31, 2019
	Low End	High End
GAAP net income per diluted share	$0.44	$0.45
FFO per diluted share	$1.10	$1.12

Key Assumptions (dollars in thousands)
Acquisitions	$—	$25,000
Dispositions	$60,500	$73,500

Same-center cash NOI growth (vs. 2018)	3%	4%

ROIC’s management will discuss the company’s guidance and underlying assumptions on its October 29, 2019 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Tuesday October 29, 2019 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 4473618. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on October 29, 2019 and will be available until 11:00p.m. Eastern Time on November 5, 2019. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 4473618. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely populated, metropolitan markets across the West Coast. As of September 30, 2019, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and S&P Global Ratings. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2019 (unaudited)	December 31, 2018
ASSETS
Real Estate Investments:
Land	$884,603	$894,240
Building and improvements	2,240,872	2,266,232
	3,125,475	3,160,472
Less: accumulated depreciation	370,684	329,207
	2,754,791	2,831,265
Mortgage note receivable	13,250	—
Real Estate Investments, net	2,768,041	2,831,265
Cash and cash equivalents	6,608	6,076
Restricted cash	2,033	1,373
Tenant and other receivables, net	45,649	46,832
Acquired lease intangible assets, net	62,861	72,109
Prepaid expenses	1,198	4,194
Deferred charges, net	28,814	33,857
Other	18,138	7,365
Total assets	$2,933,342	$3,003,071

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,264	$299,076
Credit facility	90,335	153,689
Senior Notes	942,496	941,449
Mortgage notes payable	87,773	88,511
Acquired lease intangible liabilities, net	149,528	166,146
Accounts payable and accrued expenses	27,716	15,488
Tenants’ security deposits	7,118	7,065
Other liabilities	43,960	23,219
Total liabilities	1,648,190	1,694,643

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 115,324,655 and 113,992,837 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	12	11
Additional paid-in capital	1,461,432	1,441,080
Dividends in excess of earnings	(285,221)	(256,438)
Accumulated other comprehensive (loss) income	(5,649)	3,561
Total Retail Opportunity Investments Corp. stockholders’ equity	1,170,574	1,188,214
Non-controlling interests	114,578	120,214
Total equity	1,285,152	1,308,428
Total liabilities and equity	$2,933,342	$3,003,071

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental revenue	$71,793	$73,028	$218,981	$216,087
Other income	645	876	2,440	4,553
Total revenues	72,438	73,904	221,421	220,640

Operating expenses
Property operating	10,995	11,150	32,766	32,645
Property taxes	8,113	8,255	24,183	23,988
Depreciation and amortization	24,163	25,335	73,367	75,883
General and administrative expenses	4,448	3,770	13,674	11,291
Other expense	47	46	1,364	389
Total operating expenses	47,766	48,556	145,354	144,196

Gain on sale of real estate	10,357	5,890	13,175	5,890

Operating income	35,029	31,238	89,242	82,334
Non-operating expenses
Interest expense and other finance expenses	(15,401)	(15,591)	(46,685)	(46,761)
Net income	19,628	15,647	42,557	35,573
Net income attributable to non-controlling interests	(1,770)	(1,453)	(3,864)	(3,338)
Net Income Attributable to Retail Opportunity Investments Corp.	$17,858	$14,194	$38,693	$32,235

Earnings per share – basic and diluted	$0.16	$0.12	$0.34	$0.28

Dividends per common share	$0.1970	$0.1950	$0.5910	$0.5850

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to ROIC	$17,858	$14,194	$38,693	$32,235
Plus: Depreciation and amortization	24,163	25,335	73,367	75,883
Less: Gain on sale of real estate	(10,357)	(5,890)	(13,175)	(5,890)
Funds from operations – basic	31,664	33,639	98,885	102,228
Net income attributable to non-controlling interests	1,770	1,453	3,864	3,338
Funds from operations – diluted	$33,434	$35,092	$102,749	$105,566

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			85	85
Same-center occupancy	97.7%	97.9%		(0.2)%	97.8%	97.9%		(0.1)%

Revenues:
Base rents	$50,994	$49,349	$1,645	3.3%	$150,279	$144,668	$5,611	3.9%
Percentage rent	182	85	97	114.1%	312	281	31	11.0%
Recoveries from tenants	16,348	15,937	411	2.6%	49,055	47,126	1,929	4.1%
Other property income	456	827	(371)	(44.9)%	1,895	2,109	(214)	(10.1)%
Bad debt (1)	(209)	—	(209)	N/A	(1,112)	—	(1,112)	N/A
Total Revenues	67,771	66,198	1,573	2.4%	200,429	194,184	6,245	3.2%
Operating Expenses
Property operating expenses	11,075	10,538	537	5.1%	32,674	30,946	1,728	5.6%
Bad debt (1)	—	388	(388)	N/A	—	702	(702)	N/A
Property taxes	7,990	7,981	9	0.1%	23,411	23,201	210	0.9%
Total Operating Expenses	19,065	18,907	158	0.8%	56,085	54,849	1,236	2.3%
Same-Center Cash Net Operating Income	$48,706	$47,291	$1,415	3.0%	$144,344	$139,335	$5,009	3.6%

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(1)In connection with the adoption of the lease accounting standard ASU No. 2016-2, effective January 1, 2019, bad debt is now classified as an offset to revenue instead of being included in operating expenses.

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating income	$35,029	$31,238	$89,242	$82,334
Depreciation and amortization	24,163	25,335	73,367	75,883
General and administrative expenses	4,448	3,770	13,674	11,291
Other expense	47	46	1,364	389
Gain on sale of real estate	(10,357)	(5,890)	(13,175)	(5,890)
Straight-line rent	(924)	(1,485)	(2,650)	(4,366)
Amortization of above- and below-market rent	(3,087)	(3,673)	(13,025)	(10,891)
Property revenues and other expenses (1)	(161)	(95)	39	41
Total Company cash NOI	49,158	49,246	148,836	148,791
Non same-center cash NOI	(452)	(1,955)	(4,492)	(9,456)
Same-center cash NOI	$48,706	$47,291	$144,344	$139,335

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net